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                                 EXHIBIT 4.08

                              FOURTH AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


     CONSOLIDATED PRODUCTS, INC., an Indiana corporation (the "Company") and BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association (the "Bank") agree as follows:

     1. CONTEXT. This agreement is made in the context of the following agreed statement of facts:

     a. The Company and the Bank are parties to an Amended and Restated Credit Agreement dated December 30, 1994, as amended by a First Amendment to Amended and Restated Credit Agreement dated September 26, 1995, as further amended by a Second Amendment to Amended and Restated Credit Agreement dated effective as of January 31, 1997, as further amended by a Third Amendment to Amended and Restated Credit Agreement dated September 18, 1997, (collectively, the "Agreement").

     b. The Company has requested that the Bank extend the Revolving Loan Maturity Date to December 31, 1999, and the Bank has agreed to such request subject to certain terms and conditions.

     c. The parties have executed this document (this "Fourth Amendment") to give effect to their agreement.

     2. DEFINITIONS. Terms used in this Fourth Amendment with their initial letters capitalized are used as defined in the Agreement, unless otherwise defined herein. Section 1 of the Agreement is amended as follows:

          a. AMENDED DEFINITION. The definition of "Revolving Loan Maturity Date" is amended and restated in its entirety as follows:

               - "REVOLVING LOAN MATURITY DATE" means, as of the date of the Fourth Amendment, December 31, 1999, and thereafter any subsequent date to which the Commitment may be extended by the Bank pursuant to the terms of Section 2.a(iv).

          b. NEW DEFINITIONS. A new definition is added to Section 1 of the Agreement to read as follows:

               - "FOURTH AMENDMENT" means the written amendment to this Agreement entitled "Fourth Amendment to Amended and Restated Credit Agreement" and dated effective as of February 9, 1998.


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     3.   THE REVOLVING LOAN.  The Bank hereby agrees to extend the Revolving
Loan Maturity Date from December 31, 1998 to December 31, 1999, under the provisions of Section 2.a(iv) of the Agreement. The extension is subject to execution and delivery by the Company to the Bank of a Revolving Note in the form of EXHIBIT "A" attached to this Fourth Amendment.

     4. CONDITIONS PRECEDENT. As conditions precedent to the effectiveness of this Fourth Amendment, the Bank shall have received, each duly executed and in form and substance satisfactory to the Bank, this Fourth Amendment and the following:

     a.   The Revolving Note.

     b. A certified copy of resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Fourth Amendment, the Revolving Note and any other document required under this Fourth Amendment.

     c. A certificate signed by the Secretary of the Company certifying the name of the officer or officers authorized to sign this Fourth Amendment, the Revolving Note and any other document required under this Fourth Amendment, together with a sample of the true signature of each such officer.

     d.   Such other documents as may be reasonably required by the Bank.

     5. REPRESENTATION AND WARRANTIES. To induce the Bank to enter into this Fourth Amendment, the Company represents and warrants, as of the date of this Fourth Amendment, that no Event of Default or Unmatured Event of Default has occurred and is continuing and that the representations and warranties contained in Section 3 of the Agreement are true and correct, except that the representations contained in Section 3.d refer to the latest financial statements furnished to the Bank by the Company pursuant to the requirements of the Agreement.

     6. REAFFIRMATION OF THE AGREEMENT. Except as amended by this Fourth Amendment, all terms and conditions of the Agreement shall continue unchanged and in full force and effect.


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     IN WITNESS WHEREOF, the Company and the Bank, by their duly authorized officers, have executed this Fourth Amendment to Amended and Restated Credit Agreement effective on February 9, 1998.

                                           CONSOLIDATED PRODUCTS, INC.


                                           By: /s/ James W. Bear
                                               -------------------------------

                                               Senior Vice President & Treasurer
                                               ---------------------------------
                                                     (Printed Name and Title)

                                           BANK ONE, INDIANA,
                                                NATIONAL ASSOCIATION


                                           By: Brian D. Smith, Vice President
                                               and Senior Relationship Manager
                                               -------------------------------


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